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                                TEAM MUCHO, INC.



                                  Exhibit 23(c)


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     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 27, 2002 included in Team Mucho, Inc.'s Form 10-K for the year ended December 29, 2001.


     /s/  Arthur Andersen LLP


     Columbus, Ohio
     March 27, 2002